EXHIBIT 99.1

ANTILIA GROUP, CORP.

Supplemental Information

Unaudited Pro Forma Consolidated Balance Sheets

October 31, 2018

	Antilia Group,
	Corp.	eVeek
	October 31, 2018	September 31, 2018	Proforma Adjustments*	Proforma As Adjusted
ASSETS
Current Assets
Accounts receivable	$-	$629	$-	$629
Receivable - related party	-	55,012	-	55,012
Total Current Assets	-	55,641	-	55,641

Property and equipment, net	533	-	-	533

TOTAL ASSETS	533	55,641	-	56,174

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$2,528	$1,673	$-	$4,201
Loans payable	-	-	-	-
Related party loans	20,857	-	-	20,857
Total Current Liabilities	23,385	1,673	-	25,058

TOTAL LIABILITIES	$23,385	$1,673	$-	$25,058

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock: 75,000,000 shares authorized pre and post merger; $0.001 par value; 4,290,000 issued and outstanding pre merger and 4,298,000 post merger shares issued, respectively	4,290	-	8	4,298
Additional paid in capital (deficiency)	24,795	13,250	40,710	78,755
Retained earnings (deficit)	(51,937)	40,718	(40,718)	(51,937)
Total stockholders' equity (deficit)	(22,852)	53,968	-	31,116
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$533	$55,641	$-	$56,174

____________

* The adjustments included in the pro forma balance sheet are as follows:

- To record 8,000 shares of Antilia Group, Corp. unregistered common stock issued in exchange for the eVeek contributed capital.

- To eliminate the owner withdraws, and retained earnings of eVeek.

See notes to unaudited pro forma condensed consolidated financial statements

ANTILIA GROUP, CORP.

Supplemental Information

Unaudited Pro Forma Consolidated Statements of Operations

For the nine months ended October 31, 2018

	Antilia Group, Corp.	eVeek
	Nine Months Ended	Nine Months Ended
	October 31, 2018	September 30, 2018	Proforma Adjustments	Proforma As Adjusted

Revenue	$4,820	$11,745	$-	$16,565
Cost of revenue	4,320	-	-	4,320
Gross Profit	500	11,745	-	12,245

Operating Expenses
General and administrative	15,724	754	-	16,478
Professional fees	-	-	-	-
Total Operating Expenses	$15,724	754	-	16,478

Operating Income (Loss)	(15,224)	10,991	-	(4,233)

Income (Loss) Before Income Taxes	(15,224)	10,991	-	(4,233)
Provision for income taxes	-	-	-	-

Net Income (Loss)	$(15,224)	$10,991	$-	$(4,233)

Basic and Diluted Loss per Common Share	$(0.00)	$-	$-	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding*	4,290,000	0	8,000	4,298,000

See notes to unaudited pro forma condensed consolidated financial statements

ANTILIA GROUP, CORP.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

These financial statements represent pro forma disclosures applicable to the Capital Contribution Agreement with Robert Qin Peng, whereby a group of assets “eVeek” were contributed into Antilia Group, Corp. The unaudited pro forma condensed balance sheet as of October 31, 2018, are based on the balance sheets of Antilia Group, Corp. as of October 31, 2018, and eVeek as of September 30, 2018. The unaudited pro forma condensed statement of operations for the nine months ended October 31, 2018 is based on the statement of operations for Antilia Group, Corp. for the nine months ended October 31, 2018 and the statement of operations of eVeek. for the nine months ended September 30, 2018.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical October 31, 2018 balance sheet of Antilia Group, Corp. and balance sheet of eVeek as of September 30, 2018, after giving effect to the capital contribution agreement. The pro forma balance sheet and statement of operations present this transaction as if they had been consummated as of October 31, 2018, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of eVeek included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform Antilia Group, Corp.’s accounting policies to the Company’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of October 31, 2018 is presented as if the eVeek Capital Contribution Agreement had occurred on October 31, 2018, and combines the historical balance sheet of Antilia Group, Corp at October 31, 2018 and the historical balance sheet of eVeek as of September 30, 2018.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Antilia Group, Corp. and eVeek for the periods ended October 31, 2018, and September 30, 2018 is presented as if the acquisition had taken place on October 31, 2018.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

-	To record 8,000 common shares of Antilia Group, Corp’s unregistered common stock issued in exchange for the capital contributed eVeek assets

-	To eliminate the owner withdraws, and retained earnings of eVeek